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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    June 17, 2003


                       VIDEO NETWORK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its chapter)

            Delaware                         000-22235                        54-1707962
(State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification
        incorporation)                                                           No.)

           100 Williams Street,                                           10038
           New York, New York
(Address of principal executive offices)                                (Zip Code)


Registrant's telephone number, including area code   (212) 909-2900




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Item 5.  Other Events.

         On June 17, 2003, Video Network Communications, Inc. (the "Company") announced that Carl Muscari has resigned as Chief Executive Officer, effective immediately. Mr. Muscari, who will remain on the Company's Board of Directors, will be replaced by Nicholas Balletta, who will serve as Chief Executive Officer. The Company also announced that Frank Joanlanne will serve as the Company's Executive Vice President, Sales and Marketing.

         In addition, on June 17, 2003, the Company announced that its Board of Directors approved a proposal to change the Company's name to TalkPoint Communications Inc. The Company has received written consent, in lieu of a meeting of stockholders, from the holder of a majority of its voting stock to approve such name change. The Company is in the process of preparing an Information Statement pursuant to Rule 14c-2 under the Securities Exchange Act of 1934 ("Rule 14c-2") and will mail the Information Statement to its stockholders. The name change will become effective upon compliance with the requirements of Rule 14c-2, including a 20-day waiting period following the mailing to stockholders.

         A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits:

         99.1 Press Release issued by Video Network Communications, Inc., dated June 17, 2003, regarding changes in management and name




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VIDEO NETWORK COMMUNICATIONS, INC.



                                          By:      /s/ Adam Ableman
                                              ------------------------------
                                          Name:  Adam Ableman
                                          Title: General Counsel

Date:  June 17, 2003




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                                  EXHIBIT INDEX



Exhibit
Number      Description
------      -----------
99.1        Press Release issued by Video Network Communications, Inc., dated
            June 17, 2003, regarding changes in management and name